Exhibit 99.1

Dolphin Entertainment Reports First Quarter 2026 Results

•	Q1'26 Revenue Rises 5.2% YoY to $12.8M
•	Reiterates Expectations for Continued Revenue Growth, Significant Free Cash Flow Generation, and Adjusted EBITDA Margin Expansion in 2026

MIAMI, FL / Dolphin (NASDAQ:DLPN), a leading entertainment marketing and premium content production company, today announced its financial results for the first quarter ended March 31, 2026.

Bill O'Dowd, CEO of Dolphin, commented:

“While the first quarter is historically our lightest due to normal business seasonality, we are pleased to report continued top-line growth, with total revenue increasing 5.2% year-over-year to $12.8 million. Furthermore, we reduced our Adjusted EBITDA loss by 25% year-over-year. We emphasize Adjusted EBITDA because, given our significant non-cash amortization expenses and minimal capital expenditures, it is a much more accurate reflection of our true cash flow potential than operating income.

As noted in our prior quarter's remarks, following several years of acquisitions and growth-related investment, Dolphin is now well positioned to realize the benefits of that work. We continue to operate in highly attractive sectors, and with rising profitability, modest capex requirements, and $127 million in NOL carryforwards, we remain confident in our ability to generate meaningful free cash flow in the periods ahead. Finally, with insiders holding a substantial stake in the company, management remains deeply aligned with shareholders in the pursuit of long-term value.

Looking ahead, we are excited about the rest of 2026, 2027, and beyond. In addition to organic improvements in our existing business, there are readily identifiable catalysts that should increase earnings even more. We are making progress with our DealMaker partnership, and we just announced a publishing imprint venture with Copper Books and Simon & Schuster that allows us to offer premium book publishing services to our clients with no upfront capital required from Dolphin. We would also remind investors that our bank debt matures in less than two and a half years, which will free up nearly $2.2 million in annual principal and interest payments. Looking a bit further out, we continue to anticipate roughly $1 million in annualized lease savings once our large New York City and Los Angeles leases expire in the second half of 2027. Given our NOLs, which substantially shield us from cash taxes, the bulk of these combined savings should flow directly to the bottom line, providing a further tailwind to free cash flow.”

Q1 2026 and Recent Highlights

  Total revenue for the three months ended March 31, 2026, was $12.8 million, an increase of 5.2% from $12.2 million last year.
  Operating loss was $2.1 million for the three months ended March 31, 2026, compared to an operating loss of $1.8 million for the three months ended March 31, 2025.
  Operating expenses for Q1 2026 were $14.9 million, including non-cash expenses of $0.5 million related to depreciation and amortization, a one-time non-recurring distribution guarantee of $0.7 million and legal and professional fees higher than usual due to litigation costs of approximately $0.2 million. This compares to operating expenses of $13.9 million in Q1 2025, including depreciation and amortization of $0.6 million and acquisition costs of approximately $0.4 million.
  Net loss for Q1 2026 was $2.7 million as compared to a net loss of $2.3 million for Q1 2025.
  Basic and diluted loss per share for Q1 2026 was $(0.22) based on 12,327,974 weighted average shares outstanding compared to basic and diluted loss per share in Q1 2025 of $(0.21) based on 11,162,026 weighted average shares outstanding.
  Adjusted EBITDA loss for Q1 2026 of approximately $(467,000) improved by 25% compared to approximately $(625,000) in Q1 2025.

Dolphin

•	Subsidiary clients shaped the Summer 2026 season with culture-defining festivals and events
•	CEO was featured on Variety's "Strictly Business" podcast and discussed the creator economy's transformation of marketing and consumer product launches
•	Expanded Miami footprint to support continued growth across subsidiaries
•	Partnered with DealMaker to unlock community capital for celebrity and influencer brands
•	Powerhouse subsidiaries led major brand activations during Super Bowl LX

42West

•	Drove global film publicity at CinemaCon 2026
•	Delivered marquee talent and a standout film slate at the 2026 SXSW Festival, featuring a company-record 16 world premiere titles and three audience award-winners
•	Celebrated an Oscar win as "Mr. Nobody Against Putin" took Best Documentary Feature at the 98th Academy Awards
•	Clients presented, performed, and took home honors at the 2026 GRAMMY Awards (in partnership with Shore Fire Media)
•	Landed six nominations for clients at the 98th Academy Awards
•	Brought exciting and diverse projects to the 2026 Sundance Film Festival

Shore Fire Media

•	Client and Afrobeat pioneer Fela Kuti became the first African solo artist to be inducted into the Rock & Roll Hall of Fame
•	Clients earned 9 nominations for Independent Music's top awards
•	Partnered with The Door on the launch of Pawn Shop, a new sports-driven hospitality concept
•	Clients presented, performed, and took home honors at the 2026 GRAMMY Awards (in partnership with 42West)

The Door

•	Partnered with Shore Fire Media on the launch of Pawn Shop, a new sports-driven hospitality concept
•	Launched a Miami hub, expanding Dolphin's South Florida presence
•	DISRPT Agency, a division of The Door, powered "Art of Glam" during Oscars week, driving cultural momentum into Camille Rose's upcoming Beauté Noir

Elle Communications

•	Client Harbor Fund announced Sundance Mountain Resort as the new long-term home of Harbor Film Forum

The Digital Dept.

•	Signed reality TV show stars, top beauty creators, and more

Youngblood

•	As hockey had a Hollywood moment, Dolphin's adaptation of the cult classic Youngblood premiered in Los Angeles
•	Partnered with Vaneast Pictures to bring the sports drama Youngblood to Berlin for international sales
•	Official trailer and key art were released for Hubert Davis' adaptation of the hockey classic "Youngblood"

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

Date: May 12, 2026
Time: 4:30pm ET
Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 364505
Webcast: https://www.webcaster5.com/Webcast/Page/2225/53967

Replay

Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 53967
Webcast Replay: https://www.webcaster5.com/Webcast/Page/2225/53967

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

James Carbonara
HAYDEN IR
(646)-755-7412
james@haydenir.com

ABOUT DOLPHIN:

Dolphin (NASDAQ:DLPN) is where cultural creation meets marketing execution. Founded in 1996 by Bill O'Dowd, Dolphin operates as both a venture studio-developing and investing in breakthrough content, products, and experiences-and a marketing consortium, featuring leading agencies across every communications discipline.

At its core, the venture studio creates, produces, finances, markets, and promotes new businesses and cultural ideas - ranging from acclaimed film, television, and digital content to consumer goods, live events and partnerships that define entertainment and lifestyle. Surrounding this entrepreneurial engine, Dolphin's marketing prowess brings together best-in-class firms including 42West, The Door, Shore Fire Media, Elle Communications, Special Projects and The Digital Dept. Together, this collective delivers unmatched cross-marketing expertise and relationships across every vertical of pop culture - from film, television, music, influencers, sports, hospitality, and fashion to consumer brands and purpose-driven initiatives. Dolphin marketing has been the recipient of many accolades, including #1 Agency of the Year on the Observer PR Power List in 2025, The PR Net 100, and the PR News Elite 120.

Follow us on Instagram here.

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current
Cash and cash equivalents	$6,283,857	$8,756,585
Restricted cash	925,004	925,004
Accounts receivable:
Trade, net of allowance of $449,279 and $1,327,808, respectively	6,952,004	7,848,970
Other receivables	4,384,663	5,243,931
Other current assets	1,201,594	1,179,498
Total current assets	19,747,122	23,953,988
Capitalized production costs, net	542,305	520,338
Employee receivable	1,228,085	1,196,085
Right-of-use assets	2,630,279	3,012,941
Goodwill	21,507,944	21,507,944
Intangible assets, net	7,375,731	7,898,607
Property, equipment and leasehold improvements, net	38,410	50,961
Other long-term assets	198,296	189,296
Total Assets	$53,268,172	$58,330,160

LIABILITIES
Current
Accounts payable	$2,415,858	$3,096,715
Term loans, current portion	1,852,548	1,813,760
Revolving line of credit	400,000	400,000
Notes payable, current portion	3,500,000	3,500,000
Convertible notes payable, current portion	1,550,000	1,250,000
Accrued interest – related party	2,163,116	2,043,087
Accrued compensation – related party	2,625,000	2,625,000
Lease liabilities, current portion	1,671,364	1,912,482
Deferred revenue	953,969	794,177
Other current liabilities	10,010,068	11,096,820
Total current liabilities	27,141,923	28,532,041
Noncurrent
Term loans, noncurrent portion	2,502,601	2,976,930
Notes payable, noncurrent portion	4,580,000	4,580,000
Convertible notes payable	5,900,000	6,460,000
Convertible notes payable– related party	2,839,556	2,904,357
Convertible notes payable at fair value	260,000	270,000
Loans from related party	983,112	983,112
Lease liabilities	1,271,028	1,469,386
Deferred tax liability	481,561	463,909
Total Liabilities	45,959,781	48,639,735

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at March 31, 2026 and December 31, 2025	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 12,513,104 and 12,221,432 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	187,697	183,321
Additional paid-in capital	159,114,925	158,809,301
Accumulated deficit	(151,995,231)	(149,303,197)
Total Stockholders’ Equity	7,308,391	9,690,425
Total Liabilities and Stockholders’ Equity	$53,268,172	$58,330,160

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2026	2025

Revenues	$12,803,937	$12,169,711
Expenses:
Direct costs	784,650	344,414
Payroll and benefits	10,715,144	10,304,233
Selling, general and administrative	2,047,161	1,772,444
Depreciation and amortization	537,276	591,552
Acquisition cost	—	416,171
Legal and professional	856,138	514,424
Total expenses	14,940,369	13,943,238
Loss from operations	(2,136,432)	(1,773,527)
Other (expenses) income:
Change in fair value of convertible note	10,000	20,000
Interest expense, net	(547,950)	(554,013)
Total other (expenses) income, net	(537,950)	(534,013)
Loss before income taxes	(2,674,382)	(2,307,540)
Income tax expense	(17,652)	(21,522)

Net loss	$(2,692,034)	$(2,329,062)
Loss per share:
Basic	$(0.22)	$(0.21)
Diluted	$(0.22)	$(0.21)
Weighted average number of shares outstanding:
Basic	12,327,974	11,162,026
Diluted	12,327,974	11,162,026

Use of Non-GAAP Financial Measures

In order to provide greater transparency regarding our operating performance, the financial results in this press release refer to a non-GAAP financial measure that involves adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management deems are not directly attributable to the Company's core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined by Dolphin as net (loss) or income adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) acquisition costs, (v) change in fair value of convertible note, (vi) allowance for credit losses, (vii) litigation costs; (viii) other one-time or non-cash costs.

Management believes that the presentation of operating results using this non-GAAP financial measure provides useful supplemental information for investors by providing them with the non-GAAP financial measure used by management for financial and operational decision making, planning and forecasting and in managing the business. This non-GAAP financial measure does not replace the presentation of financial information in accordance with U.S. GAAP. These non-GAAP financial results should not be considered a measure of liquidity and is unlikely to be comparable to non-GAAP financial measures provided by other companies.

Reconciliation of GAAP net loss to non-GAAP Adjusted EBITDA loss

	Three Months Ended March 31,
	2026	2025

Net (loss) income (GAAP)	$(2,692,034)	$(2,329,062)

Adjustments to GAAP measure:
Interest expense	547,950	554,013
Income tax expense	17,652	21,522
Depreciation and amortization	537,276	591,552
Acquisition costs	52,728	416,171
Change in fair value of convertible note	(10,000)	(20,000)
Allowance for credit losses	149,791	55,754
One-time advance on distribution of Youngblood	700,000	—
Litigation costs	229,376	—
One-time signing bonus	—	85,000
Adjusted EBITDA (non-GAAP)	$(467,261)	$(625,050)